The Duncan Group, Inc. d/b/a Frontline Physicians Exchange

Financial Statements

Years Ended December 31, 2002 and 2001
(Including Unaudited Financial Statements
for the Six Months Ended June 30, 2003 and 2002)

Independent Auditors’ Report

Board of Directors

The Duncan Group, Inc. d/b/a

Frontline Physicians Exchange

Indianapolis, Indiana

We have audited the accompanying balance sheets of The Duncan Group, Inc. d/b/a Frontline Physicians Exchange as of December 31, 2002 and 2001, and the related statements of operations, owners’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Duncan Group, Inc. d/b/a Frontline Physicians Exchange as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP

New York, New York

September 12, 2003

The Duncan Group, Inc. d/b/a

 Frontline Physicians Exchange

Balance Sheets

	December 31,		June 30,
	2002	2001	2003
			(unaudited)
Assets
Current:
Cash	$ 18,858	$ 15,561	$ 14,471
Accounts receivable – net of allowances of $2,500 in all periods	115,745	106,444	122,358
Prepaid expenses and other current assets	10,794	9,651	3,456
Total current assets	145,397	131,656	140,285
Property and equipment, net	159,556	155,284	162,168
	$304,953	$286,940	$302,453
Liabilities and Owners’ Equity (Deficit)
Current liabilities:
Accounts payable	$ 32,540	$ 21,256	$ 19,769
Wages payable	16,978	14,925	16,393
Accrued expenses and other current liabilities	2,862	2,074	4,314
Current portion of notes payable	55,648	48,158	57,576
Total current liabilities	108,028	86,413	98,052
Long-term liabilities - notes payable	186,452	118,277	150,710
Notes payable - owners	-	134,703	-
Total liabilities	294,480	339,393	248,762
Commitments
Owners’ equity (deficit)	10,473	(52,453)	53,691
	$304,953	$286,940	$302,453

See accompanying notes to financial statements.

The Duncan Group, Inc. d/b/a

 Frontline Physicians Exchange

Statements of Operations

	Year ended		Six months ended
	December 31,		June 30,
	2002	2001	2003	2002
			(unaudited)
Revenues:
Medical	$1,156,688	$1,007,662	$622,420	$599,337
Commercial	95,951	97,794	40,849	42,883
Total revenues	1,252,639	1,105,456	663,269	642,220
Cost of revenues	439,795	458,481	194,603	218,813
Gross profit	812,844	646,975	468,666	423,407
Operating expenses:
General and administrative	631,510	492,314	382,343	279,437
Depreciation	56,094	52,946	25,344	25,159
Total operating expenses	687,604	545,260	407,687	304,596
Operating income	125,240	101,715	60,979	118,811
Other expense:
Interest, net	20,924	22,452	9,368	15,865
Net income	$ 104,316	$ 79,263	$ 51,611	$102,946

See accompanying notes to financial statements.

The Duncan Group, Inc. d/b/a

 Frontline Physicians Exchange

Statements of Owner's Equity (Deficit)

	Year ended		Six months ended
	December 31,		June 30,
	2002	2001	2003	2002
			(unaudited)
Balance, beginning of year	$ (52,453)	$(69,157)	$10,473	$ (52,453)
Net income	104,316	79,263	51,611	102,946
Distributions	(41,390)	(62,559)	(8,393)	(13,410)
Balance, end of year	$ 10,473	$(52,453)	$53,691	$ 37,083

See accompanying notes to financial statements.

The Duncan Group, Inc. d/b/a

 Frontline Physicians Exchange

Statements of Cash Flows

	Year ended		Six months ended
	December 31,		June 30,
	2002	2001	2003	2002
			(unaudited)
Cash flows from operating activities:
Net income	$ 104,316	$ 79,263	$ 51,611	$102,946
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	56,094	52,946	25,344	25,159
Bad debt expense	1,327	3,672	-	-
Loss on sale of fixed assets	660	-	2,983	-
(Increase) decrease in:
Accounts receivable	(10,628)	(20,068)	(6,613)	(55,083)
Prepaid expenses and other assets	(1,142)	(4,939)	7,338	(2,792)
Increase (decrease) in:
Accounts payable	11,284	9,763	(12,770)	3,762
Wages payable	2,053	3,798	(585)	(4,169)
Accrued expenses and other liabilities	788	886	1,452	2,057
Net cash provided by operating activities	164,752	125,321	68,760	71,880
Cash flows from investing activities:
Capital expenditures, net	(49,718)	(86,185)	(30,940)	(17,537)
Cash flows from financing activities:
Distributions to owners	(41,390)	(62,559)	(8,393)	(13,410)
Proceeds from notes payable	123,758	75,319	-	123,758
Principal payments on notes payable	(59,402)	(30,765)	(33,814)	(13,968)
Principal payments on owners’ loans	(134,703)	(28,408)	-	(134,703)
Net cash used in financing activities	(111,737)	(46,413)	(42,207)	(38,323)
Net increase (decrease) in cash	3,297	(7,277)	(4,387)	16,020
Cash, beginning of year	15,561	22,838	18,858	15,561
Cash, end of year	$ 18,858	$ 15,561	$ 14,471	$ 31,581
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$ 22,121	$ 23,291	$ 9,188	$ 15,568
Supplemental disclosure of noncash investing and financing activities:
During the year ended December 31, 2002, the Company purchased fixed assets by issuing a note payable in the amount of $11,307.

See accompanying notes to financ ial statements.

The Duncan Group, Inc. d/b/a

 Frontline Physicians Exchange

Notes to Financial Statements

(Information as of and for the six months ended June 30, 2003 and 2002 is unaudited)

1.	Description of Operations

The Duncan Group, Inc. d/b/a Frontline Physicians Exchange (the “Company”) is a division of The Duncan Group, Inc., whose sole owners are Nancy and David Duncan, and was incorporated in the State of Indiana on October 18, 1996. The Company provides telecommunication services such as voice mail and telemessaging to the medical and health care community, as well as commercial businesses in the greater Indianapolis area.

The financial statements presented herein include only items relating to the business of the Company.

2.	Summary of Significant Accounting Policies	Interim Financial Information

The unaudited financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the information furnished reflects all adjustments (consisting of normal recurring adjustments), which are necessary for a fair statement of the results of operations and financial position of the Company for the interim period. The interim figures are not necessarily indicative of the results to be expected for the fiscal year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of reported amounts of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue as services are performed, provided that the following revenue recognition criteria are met:
Persuasive evidence of an arrangement exists.
Service is provided.
The fee is fixed or determinable.
Collectibility is probable.
Comprehensive Income

Comprehensive income is a measure of all changes in equity of an enterprise that results from recognized transactions and other economic events of a period other than transactions with owners in their capacity as owners. For the Company, comprehensive income is equivalent to its net income.

Advertising Costs

The Company expenses advertising costs as incurred. In 2002 and 2001, advertising costs amounted to approximately $27,000 and $34,000, respectively, and are included in general and administrative expenses in the accompanying statements of operations. For the six months ended June 30, 2003 and 2002, advertising costs amounted to $23,212 and $15,395, respectively.

Cash and Cash Equivalents
For the purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.
Long-lived Assets

The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which requires impairment losses to be recorded on long-lived assets used in operations when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. No impairment losses have been recognized through June 30, 2003.

Property and Equipment

Property and equipment are stated at cost. The Company capitalizes individual property and equipment purchases of $1,000 or more. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to seven years.

Concentration of Credit Risk
The Company did not have any customers that accounted for 10 percent or more of total revenue or gross receivables for any periods presented.

Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company does not require collateral for its trade receivables. The Company monitors its exposure for credit losses by reviewing accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. Any accounts receivable balances that are determined to be uncollectible, along with a general reserve, are included in the Company’s overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company believes its allowance for doubtful accounts is adequate. However, actual write-offs might exceed the recorded allowance.

The Company’s cash is deposited with certain banks. These deposits are subject to credit risk to the extent they exceed Federal insurance limits. The Company has not experienced any loss on its deposits of cash and cash equivalents.

Segment Information

The Company operates in one segment, telecommunications services, with two distinct customer bases, medical and commercial. Revenues in the accompanying statements of operations has been detailed by customer base. However, the Company’s chief operating decision maker does not receive reports detailing other financial statement amounts by customer base nor allocate or track assets by customer base.

Income Taxes

On October 18, 1996, the Company elected to be taxed under Subchapter S provisions of the Internal Revenue Code. As a condition of the election, the owners have consented to include their distributive shares of corporate income in their individual income tax returns. The election continues until revoked or the Company becomes disqualified.

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”). SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity, such as mandatory redeemable instruments, that under previous guidance, issuers could account for as equity. SFAS No. 150 requires that those instruments be classified as liabilities in statements of financial position. The Company does not expect the provisions of SFAS No. 150 to have a material effect on its financial statements.

3.	Property and Equipment, Net	Major classes of property and equipment, net are as follows:

	December 31,		June 30, 2003	Estimated useful lives
	2002	2001
Furniture and fixtures	$ 28,213	$ 32,513	$ 31,125	7 years
Equipment	338,509	286,976	335,283	5 years
Automobile	11,307	-	11,307	3 years
	378,029	319,489	377,715
Less: Accumulated depreciation	218,473	164,205	215,547
Net property and equipment	$159,556	$155,284	$162,168

4.	Notes Payable	The Company was obligated at December 31, 2002 and 2001 and at June 30, 2003 on the following notes payable.

  The Company has two loans payable to one financial institution. The first loan is due in August 2006, requiring monthly payments of $2,383. The outstanding balance was $78,454 and $106,529 as of December 31, 2002 and 2001, respectively, and $64,715 at June 30, 2003. The interest rate was prime or 4.25% and 4.75% at December 31, 2002 and 2001, respectively, and 4.0% at June 30, 2003.

In 2002, the Company borrowed the second loan from this financial institution. This loan is due on July 1, 2007, requiring monthly payments of $2,489. The outstanding balance was $107,000 and $95,929 as of December 31, 2002 and June 30, 2003, respectively The interest rate was 7.5%.

In 2002, the Company obtained a $50,000 line of credit from the same financial institution. At December 31, 2002 and June 30, 2003, no amounts were outstanding. The line matures on October 29, 2003 and bears interest at prime plus 1%. Prime at December 31, 2002 was 4.25% and 4.0% at June 30, 2003.

The above loans are collateralized by the Company’s assets.

  In 2001, the Company entered into a note payable to a financial institution as an equipment line loan, which may be borrowed in multiple “advances” limited to 80% of the equipment cost. As of December 31, 2002 and 2001, the outstanding balance was $45,339 and $59,906, respectively, and $38,110 at June 30, 2003. Interest is paid monthly at 8.25%. The principal balance is due on November 15, 2005. The note is personally guaranteed by the owners and collateralized by computer equipment.

  In 2002, the Company entered into a note payable to a financial institution requiring monthly payments of $360, including interest at a rate of 8.9%, due December 2005, secured by an automobile. As of December 31, 2002, the balance outstanding was $11,307 and at June 30, 2003, the balance outstanding was $9,532.

The Company had an unsecured loan payable to owners that required monthly payments of $2,798, including interest of 8.6%. As of December 31, 2001, the balance outstanding was $124,384. The loan was paid off in June 2002.

The Company had another unsecured loan payable to owners that required monthly payments of $210, including interest of 7.5%. As of December 31, 2001, the balance outstanding was $10,319. The loan was paid off in June 2002.

Interest expense relating to the above owners’ loans was $4,655 and $12,809 for the years ended December 31, 2002 and 2001, respectively, and $1,074 for the six months ended June 30, 2002.
Principal payments on these notes as of December 31, 2002 are as follows:

Year ending December 31,
2003	$ 55,648
2004	59,532
2005	63,681
2006	54,985
2007	8,254
$242,100

5.	Lease Commitments

The Company leases an automobile, office space and equipment from unrelated parties with expiration dates through 2006. Total lease expense for the years ended December 31, 2002 and 2001 was $58,371 and $56,537, respectively, and $32,978 and $33,448 for the six months ended June 30, 2003 and 2002, respectively.

Future minimum lease payments under noncancelable operating leases as of December 31, 2002 are as follows:

Year ended December 31,
	Building office space	Automobile and equipment	Total
2003	$ 45,247	$ 9,676	$ 54,923
2004	73,000	5,278	78,278
2005	68,477	3,288	71,765
2006	69,472	3,189	72,661
Total	$256,196	$21,431	$277,627

6.	Retirement Plans

The Company has a 401(k) plan, covering all employees. Employer contributions to the plan are discretionary. The Company made contributions of $6,373 and $3,271 for the years ended December 31, 2002 and 2001, respectively, and $3,751 and $3,347 for the six months ended June 30, 2003 and 2002, respectively.

7.	Subsequent Event

The Company is currently pursuing the sale of all of its assets to Medix Resources, Inc. (the “Purchaser”). In addition, the Company’s notes payable and accounts payable will be assumed at closing by the Purchaser. It is anticipated that the selling owners will receive $1,500,000 in cash at closing, $500,000 in common stock, including the value of the 200,000 of escrowed shares of Medix Resources, Inc. previously delivered, and an additional $1,500,000 in the form of common stock shares that are subject to forfeiture. The proposed transaction also provides for an additional $2,500,000 to be granted to the selling owners in the form of Medix Resources, Inc. common stock upon achievement of certain milestones as specified in the Asset Purchase Agreement.